UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 11, 2021
Date of Report (Date of earliest event reported)
__________________________________________
HERMAN MILLER, INC.
(Exact name of registrant as specified in its charter)
__________________________________________

Michigan	001-15141	38-0837640
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

855 East Main Avenue, Zeeland, MI 49464
(Address of principal executive offices and zip code)
(616) 654-3000
(Registrant's telephone number, including area code)
__________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.20 per share	MLHR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07     Submission of Matters of a Vote of Security Holders

The annual meeting of the shareholders of the Company was held on October 11, 2021, at which the matters listed below were submitted to a vote of the shareholders through the solicitation of proxies. The proposals are described in the Company's proxy statement, filed with the SEC on August 31, 2021. The voting results are as follows:

(1) The following nominee was elected to serve a two-year term on the Company's Board of Directors by the following votes:

Nominee	For	Withheld	Broker non-votes
Michael R. Smith	63,588,296	595,788	3,929,632

The following nominees were elected to serve a three-year term on the Company's Board of Directors by the following votes:

Nominee	For	Withheld	Broker non-votes
David A. Brandon	62,789,864	1,394,220	3,929,632
Douglas D. French	62,562,749	1,621,335	3,929,632
John R. Hoke III	61,192,974	2,991,110	3,929,632
Heidi J. Manheimer	63,533,761	650,323	3,929,632

(2) The amendment to the Herman Miller, Inc. Articles of Incorporation was approved by the following votes:

For	Against	Abstain	Broker non-votes
67,686,472	200,162	227,082	N/A

(3) The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 28, 2022, was ratified by the following votes:

For	Against	Abstain	Broker non-votes
67,912,739	129,570	71,407	N/A

(4) The compensation paid to the Company's named executive officers was approved on an advisory basis by the following votes:

For	Against	Abstain	Broker non-votes
57,773,909	6,297,976	112,199	3,929,632

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:	October 12, 2021	HERMAN MILLER, INC.
(Registrant)
		By:	/s/ Antonella Pilo Antonella Pilo
Vice President of Investor Relations (Duly Authorized Signatory for Registrant)